EXHIBIT 23.4


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Chesapeake Energy Corporation Registration Statement on Form S-8 to be filed on or about August 17, 2004, of information from our reserve report with respect to the oil and gas reserves of Chesapeake Energy Corporation dated February 17, 2004 and entitled "Estimate of Reserves and Future Revenue to Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in Oklahoma and Texas as of December 31, 2003, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines."


NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /S/ C.H. SCOTT REES
    -------------------------------------------------

C.H. (Scott) Rees III
President and Chief Operating Officer

Dallas Texas
August 17, 2004